Exhibit 99.1

TransDigm Group Prices Offering of $400 Million of Additional
Senior Secured Notes Due 2026

CLEVELAND, Apr. 13, 2020 / PRNewswire / - TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that on April 13, 2020, its wholly-owned subsidiary, TransDigm Inc. (the “Company”), priced its private offering of an additional $400 million aggregate principal amount of 6.25% Senior Secured Notes due 2026 (the “Notes”). The Notes will be issued at a price of 101% of their principal amount. The Notes will be an additional issuance of the Company’s existing 6.25% Senior Secured Notes due 2026 and will be issued as additional notes under the indenture dated as of February 13, 2019 (the “Indenture”) pursuant to which the Company previously issued $4,000 million aggregate principal amount of 6.25% Senior Secured Notes due 2026 (the “Existing Notes”). The Notes, together with the Existing Notes, will be treated as a single class for all purposes under the Indenture. The Notes will be of the same class and series as, and otherwise identical to, the Existing Notes other than with respect to the date of issuance and issue price. The Notes will be guaranteed, with certain exceptions, by TransDigm Group, TransDigm UK Holdings plc and all of the Company’s existing and future U.S. subsidiaries on a senior secured basis. The offering is expected to close on April 17, 2020, subject to customary closing conditions.
TransDigm Group expects to use the net proceeds from the offering of the Notes for general corporate purposes, including further increasing its liquidity.
The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, advanced sensor products, switches and relay panels, advanced displays, thermal protection and insulation, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include, but are not limited to: the impact that the COVID-19 pandemic has on TransDigm Group’s business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group’s business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group’s reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier, including government audits and inspections; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including TransDigm Group’s acquisition of Esterline; TransDigm Group’s indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group’s international sales and operations; TransDigm Group’s ability to successfully complete the offering of the Notes; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com